                                                                   Exhibit 10.47

                              [REGISTER.COM logo]

31 January 2000

Roni Jacobson
175 West 73rd Street
Apartment 2JK
New York, N.Y. 10023
(212) 873-6727

RE:  Letter of Employment

This will confirm our understanding as to the terms of your employment by the
Company.

1.   POSITION AND DUTIES. You will be employed at will as Associate General
     Counsel by the Company and your duties will be as directed by Jack Levy.

2.   COMPENSATION. You will be compensated at the annual rate of $100,000
     ($3,846.15 bi-weekly).

3.   BONUS. You will receive a signing bonus in the amount of $10,000 to be paid on or before 30 April 2000.

4.   VACATION. You will be eligible to receive two weeks for every year that you work. Therefore, your vacation allowance will accrue at the rate of .83 days per month. The first week of vacation may be taken 6 months from the start date.

5.   MEDICAL INSURANCE. You will be eligible to participate in the firm's current medical insurance program (for individuals) after a three (3) month waiting period.

6.   STOCK OPTIONS. You will be eligible to receive 10,000 shares of stock in the firm in accordance with the firm's standard stock option policy. The shares will being vesting monthly in 42 equal installments beginning on the third month anniversary of the start date and subject to the terms of the
     2000 Equity Incentive Plan.

7.   BEST EFFORTS. You agree that so long as you are employed by the Company you will diligently and faithfully devote full efforts and working time to the affairs of the Company and will not

          Register.com, Inc. 575 Eighth Avenue 11th floor NY NY 10018

RONI JACOBSON                        - 2 -                       31 JANUARY 2000

     accept any other employment, including consulting work.

8.   You are free after this agreement to work for any other persons or other entities that you may choose subject to section 4 of the Proprietary
     Information, Inventions and Non-Solicitation Agreement, but you agree not to disclose or furnish to anyone outside of the Company any confidential or proprietary information that the Company gives you regarding the Company or any of the other projects on which you work for the Company or other information or material relating to any project you work on for the
     Company, whether or not written or created by you.

     You acknowledge that your breach or threatened breach of the foregoing provisions and that money damages would not be adequate to make the Company whole in respect thereof may irreparably harm the Company. Accordingly, you agree that in the event of any breach or threatened breach by you of the foregoing provisions, the Company will be entitled to seek and obtain a temporary restraining order, a preliminary or permanent injunction or other equitable relief as it may deem necessary to protect its interests in the circumstances, all without the need to post any bond or other surety or to prove special damages.

     You agree that all work done for the Company under this agreement, will be work-made-for hire, that all rights in and to such work (including all copyrights, trademarks and servicemarks therein) will belong exclusively to the Company and, to the extent that you are ever determined or adjudged to have any rights in any such work, you hereby irrevocably assign all of such rights to the Company. Upon termination of this agreement or upon termination of any project, you will, at the Company's request, deliver to the Company all documents, and other information or equipment furnished to you by the Company in connection with or pursuant to this agreement, including all copies of any such material.

9.   Notwithstanding section 10 of this agreement, either party can terminate this agreement at any time with or without cause. Written notice is to be given to the other party according to the following schedule:

       During the first three (3) months of your employment      Immediately
       After three (3) months of employment                       Two weeks

10.  CONFIDENTIALITY AGREEMENT. In order to induce the Company to enter into this employment agreement and employ you on the terms and conditions contained herein, concurrently with the execution and delivery of this employment agreement, you agree to execute and deliver a Proprietary
     Information, Inventions and Non-Solicitation Agreement in the form attached hereto as Exhibit A.

RONI JACOBSON                        - 3 -                       31 JANUARY 2000

This agreement will be governed by the laws of the State of New York, without reference to any conflicts of law principles, and any action, suit or proceeding arising under or out of this agreement of any of the transactions or relationships contemplated hereby will be resolved solely in the state or federal courts located in New York County in the State of New York. We both hereby submit to the jurisdiction of such court for such purpose.

If the above accurately reflects our agreement, kindly so signify by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.

RONI JACOBSON                                REGISTER.COM, INC.

/s/ Roni Jacobson                            /s/ Jack Levy
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